UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 17, 2013

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Star Gold Corp.

(Name of Small Business issuer in its charter)

Nevada	000-52711	27-0348508
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

611 E. Sherman Ave.

Coeur d’Alene ID 83814

(Address of principal executive offices)

208- 644-5066

(Registrant’s telephone number)

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SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

In February, 2012, the Company closed a private placement in which it issued $900,000 in 5% convertible debentures and warrants (the “Offering”).  Warrants issued in the Offering entitled the holder thereof to purchase shares of the common stock for the price of $.15 per share.  As of February 17, 2013, some of those warrants were still outstanding and were scheduled to expire on February 17, 2013.

On February 17, 2013, the Board of Directors voted to extend the expiration date for all remaining outstanding warrants issued as part of the February 2012 offering, until April 30, 2013.  All other terms of the warrants will remain the same.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Gold Corp.

/s/ Kelly Stopher

Kelly Stopher

Chief Financial Officer

February 20, 2013